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                                    EXHIBIT 10.41
                                  SUBLEASE AGREEMENT



This Sublease Agreement ("Sublease") dated AUGUST 6, 1996 for reference purposes only, is entered into by and between ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation (hereinafter "Sublessor") and FIBROGEN, INC., a Delaware corporation (hereinafter "Sublessee"), and is subject to the terms and conditions of that certain Lease ("Master Lease") dated June 22, 1993 (as amended by that certain First Amendment to Lease dated October 25, 1993) entered into by UTAH PARTNERS, LTD., a California limited partnership, as Lessor, and KHEPRI PHARMACEUTICALS, INC., a Delaware corporation, as Lessee. A copy of the Master Lease is attached hereto as Exhibit "A". Sublessor is the successor by merger of KHEPRI PHARMACEUTICALS, INC.

1. PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, on and subject to the terms and conditions hereinafter set forth, the following premises (hereinafter referred to as "Premises"), situated in the City of South San Francisco, County of San Mateo, State of California, commonly known as 260 LITTLEFIELD AVENUE, SUITE A and described as consisting of approximately 32,700 rentable square feet as more particularly described in the Master Lease TOGETHER WITH the equipment listed on Exhibit "A" hereto which is now present in or about the Premises. Sublessee shall have the right to use the Common Areas of the property (as defined in the Master Lease). For purposes of this Lease the Office/Unimproved Space consists of approximately 23,700 square feet and the Laboratory Space consists of approximately 9,000 square feet.

2.   SUBLEASE TERM; DELIVERY OF POSSESSION.

     a. TERM. The term of this Sublease shall begin on October 15, 1996 ("Commencement Date") and end on July 15, 2005 ("Expiration Date") unless sooner terminated pursuant to any provision hereof or of the Master Lease.

     b.   DELIVERY OF POSSESSION.

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        (1)   Notwithstanding said Commencement Date, if for any reason
Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder.

        (2) The Premises will be delivered by Sublessor subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the sublease Premises, and Sublessee accepts the Premises subject thereto. Except as set forth in the next sentence, Sublessee shall accept the Premises in broom clean condition and otherwise "as is". Landlord will cause the following work to be completed prior to the Commencement Date: paint touched up as needed; carpets cleaned; building systems in working condition.

        (3) Sublessor and Sublessee shall conduct a walk-through inspection of the Premises prior to the Commencement Date, and if the building systems in the Premises are found not to be in working condition, a "punchlist" shall be developed identifying those areas of repairs which are necessary to bring such building systems into working condition. If such repairs are the obligation of Sublessor as tenant under the Master Lease, Sublessor shall cause such repairs to be made. If such repairs are the obligation of the Master Lessor as landlord under the Master Lease, Sublessor shall use reasonable efforts to cause Master Lessor to perform such obligations as provided in paragraph 10 below.

     c. EARLY POSSESSION. In the event Sublessee, with Sublessor's consent, takes possession prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Sublease, shall not advance the termination date of this

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Sublease, and Sublessee shall pay rent for the period ending with the
Commencement Date at the same rental as prescribed for the initial month of the Sublease term, prorated at the rate of 1/30th thereof per day. If Sublessor consents to entry for the purpose of installing furniture, equipment, telephone and computer systems, and the like and/or for temporary staging or storage of Sublessee's property, such entry shall NOT trigger an obligation to pay rental prior to the Commencement Date.

3.   OPTION TO EXTEND MASTER LEASE TERM.    Sublessor shall only be obligated to
exercise Sublessor's first extension option pursuant to the Master Lease if Sublessee has not been in default under this Sublease more than two (2) times in any lease year as of the latest date for Sublessor to exercise its extension option provided for in the Master Lease. Sublessor shall have the right to terminate this Sublease effective on July 15, 2000 if Sublessee has been in default under this Sublease more than two (2) times in any lease year (a lease year being the 12 month period commencing on the Commencement Date and ending on the day prior to each anniversary of the Commencement Date) as of the latest date for Sublessor to exercise its extension option provided for in the Master Lease.

4. RENT. Sublessee shall pay to Sublessor without deduction, set off, prior notice or demand, as rent for the Sublease Premises, monthly rent ("Base Rent") as set forth in the rent schedule below. Sublessee shall pay Sublessor upon the execution hereof the sum of Fifty Five Thousand Six Hundred Seventy Seven Dollars ($55,677.00) as rent for the month of October 15, 1996 - November 14, 1996, assuming this Sublease Agreement commences on October 15, 1996.

                       RENT SCHEDULE - OFFICE/UNIMPROVED SPACE
                       ---------------------------------------

    TIME PERIOD                        BASE RENT PER MONTH
    -----------                        -------------------
    Months 1-24                        $1.21 per sq. ft./mo.
    Months 25-46                       $1.27 per sq. ft./mo.
    Months 47-106                      $1.35 per sq. ft./mo.


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                           RENT SCHEDULE - LABORATORY SPACE
                           --------------------------------

    TIME PERIOD                        BASE RENT PER MONTH
    -----------                        -------------------
    Months 1-24                        $3.00 per sq. ft./mo.
    Months 25-46                       $3.00 per sq. ft./mo.
    Months 47-106                      $2.25 per sq. ft./mo.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof the sum of Fifty Five Thousand Six Hundred Seventy Seven Dollars ($55,677.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Sublessor may expend or become obligated to expend by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of the Security Deposit is used or applied, Sublessee shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. If Sublessee performs all of its obligations hereunder, said deposit shall be returned, without interest, to Sublessee within thirty (30) days after expiration of term hereof.

6.   USE.

     a. PERMITTED USE. The Premises shall be used and occupied only for laboratory, research and development, wet chemistry, biological laboratories, related offices and uses which are ancillary thereto (including warehouse and distribution of cosmetic products) and for no other purpose without the prior written consent of Sublessor and Master Lessor.

     b. NO REPRESENTATIONS OR WARRANTIES. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Sublease Premises for the conduct of Sublessee's business.

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7.   MASTER LEASE.

     a. SUBLEASE IS SUBORDINATE TO MASTER LEASE. This sublease is subject and subordinate to the Master Lease. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease. If the Master Lease terminates, this Sublease shall terminate. Sublessor shall have no liability to Sublessee, if the Master Lease terminates without fault of Sublessor.

     b. APPLICATION OF MASTER LEASE PROVISIONS. Except as otherwise expressly provided in this Sublease, Sublessee shall assume and perform the obligations of the Sublessor as Lessee under the Master Lease. Therefore, except as otherwise provided, for the purpose of this Sublease, wherever in the Master Lease "Landlord" is used, it shall be deemed to mean the Sublessor herein, and wherever in the Master Lease "Tenant" is used, it shall be deemed to mean the Sublessee herein, and wherever in the Master Lease "Lease" is used, it shall be deemed to mean this Sublease.

     c.    INCORPORATION OF MASTER LEASE PROVISIONS.

       (1) All of the terms and conditions in the Master Lease are incorporated herein EXCEPT for: Basic Lease Provisions; 1 (Premises); 3 (Term); 5 (Base
Rent); 8 (Tenant Improvements); 9.a. and 9.e. (Use of Premises); 10.c. (Ownership of Alterations); 11.b. (Landlord's Ongoing Obligations); 11.c. (Landlord's Delivery Obligations); 12 (Damage or Destruction); 13 (Eminent Domain); 14.c. (Casualty Insurance); 15.e. (Payment on Sublet); 18 (Security Deposit); 19 (Acceptance of Premises); 20 (Holding Over); 36 (Notices); 39.h. (Entire Agreement); and Schedule A.

       (2) Except as otherwise provided herein, Sublessor is responsible for all financial obligations under the Master Lease. Whenever any provision of the Master Lease has NOT been incorporated herein, except as otherwise provided, any provision of the Addendum which pertains to a provision of the Master Lease which has not been incorporated herein, shall NOT be incorporated herein. In addition, Master Lease Addendum paragraph 25 (stated

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to pertain to paragraph 14.b, but really pertaining to paragraph 14.c.),  Master
Lease Addendum paragraph 42 (pertaining to Master Lease paragraph 34) and Master Lease Addendum paragraph 46 (pertaining to options to extend) shall not be incorporated into this Sublease.

     d. INDEMNITY. Sublessee shall hold Sublessor harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's obligations under this Sublease.


     f. MASTER LEASE IN EFFECT. Sublessor represents to Sublessee that the Master Lease is in full force and effect and that, to Sublessor's knowledge, no default exists on the part of any party to the Master Lease. Subject to the terms and provisions of this Sublease, Sublessor agrees to keep the Master Lease in full force and effect during the term of this Sublease, subject, however, to any earlier termination of the Master Lease without the default of Sublessor.

8. OPERATING EXPENSES. Sublessee shall pay as additional rent the amounts for which Sublessor is liable to Master Lessor pursuant to paragraph 6 (Operating Expenses) of the Master Lease. When incorporated into this Sublease, references to "Landlord" in paragraphs 6.b. and 6.c. of the Master Lease shall be deemed to include Master Lessor and/or Sublessor. With respect to paragraph 6.e. as incorporated into this Sublease, Sublessor shall have 15 days following receipt of Master Lessor's annual reconciliation within which to provide Sublessor's reconciliation to Sublessee. As between Sublessor and Sublessee, Sublessee shall only be liable for those Operating Expenses due by Sublessor to Master Lessor under the Master Lease for calendar year 1996 in the same proportion as the number of days remaining in calendar year 1996 from and after the Commencement Date bears to 365 days.

9.       ALTERATIONS.    Notwithstanding the provisions of paragraph 10.a. of
the Master Lease, any alteration which requires Master Lessor's approval pursuant to the Master Lease shall not be commenced by Sublessee unless and until such consent is obtained.

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Any alteration made by Sublessee shall become a part of the Sublease Premises, and at Sublessor's election, shall be surrendered to Sublessor at the end of the Sublease term. Any alteration made by Sublessee shall, at Sublessor's election become Sublessor's property throughout the Sublease term. In the event Sublessor is (or becomes) obligated under the Master Lease to remove any of Sublessee's alterations, Sublessee shall be obligated to remove same at Sublessee's sole cost and expense and to restore the Premises to its condition prior to the alteration.

10.      REPAIRS.  Pursuant to paragraph 11.b. of the Master Lease Master
Lessor is responsible to repair and maintain the roof, exterior walls, foundation and HVAC system (including distribution ducts) (provided that the cost of maintaining, repairing and replacing the HVAC system shall be included in Operating Expenses, pursuant to the terms of Section 6 of the Master Lease), unexposed portions of the building plumbing and electrical systems (except to the extent installed or modified by Sublessor or Sublessee), the Common Areas, and structural portions of the Building. Master Lessor also has the obligation to repair certain categories of items as provided in paragraph 17 of the Addendum to the Master Lease. Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor. Sublessee, not Master Lessor, shall be responsible for the repair of the roof and structural portions of the Building to the extent the need for maintenance or repair is caused in whole or in part by the act, neglect, fault or omission of any duty of Sublessee, its agents, servants, contractors, subcontractors, employees or invitees, in which case Sublessee shall pay to Sublessor the cost of the maintenance and repairs caused in whole or in part by Sublessee (except (i) to the extent the damage is covered by any insurance maintained by Master Lessor, or, (ii) if Master Lessor fails to maintain the insurance required to be maintained by Master Lessor pursuant to the terms of the Master Lease, to the extent the damage would have been covered by insurance, if Master Lessor had maintained the required

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insurance).  There shall be no abatement of Rent and no liability of Master
Lessor or Sublessor by reason of any injury to or interference with Sublessee's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein, provided that Sublessor shall request Master Lessor to use reasonable efforts to minimize the interruption of Sublessee's use and occupancy of the Premises in connection with its performance of the repairs and maintenance (although nothing contained herein shall be deemed to obligate Master Lessor to pay any overtime costs in order to minimize such interference, or otherwise to perform the repairs or maintenance during hours other than normal business hours).

11.      INSURANCE.

    a. Sublessee shall, at its sole cost and expense, obtain and maintain in force a policy or policies of fire and property damage insurance providing protection against those perils included within the classification of "all risk" insurance from an insurance company or companies reasonably satisfactory to Sublessor and Master Lessor and in a form reasonably satisfactory to Sublessor and Master Lessor insuring the Tenant Improvements (as defined in the Master Lease) and all other improvements, in an amount equal to the full replacement cost thereof (which amount shall be subject to Sublessor's and Master Lessor's approval). The insurance policy or policies shall name Master Lessor and Sublessor and the lender's of either of them, if any, as additional insureds and shall provide that the policy or policies may not be cancelled on less than thirty (30) days prior written notice to Master Lessor, Sublessor and the lenders of either of them. If Sublessee fails to carry the insurance or to furnish Sublessor with copies of all the policies after a request to do so, Sublessor shall have the right to obtain the insurance and collect the costs thereof from Sublessee as additional rent.

    b. In addition to the above referenced insurance, Sublessee shall maintain liability insurance coverage as required by paragraph 14. of the Master Lease which has been incorporated into this Sublease by reference. Each policy of insurance which Sublessee is required to maintain pursuant to this Lease shall name both Sublessor and Master Lessor as additional insureds

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(including cross-liability endorsements). Sublessee's insurance coverage shall be primary and non-contributory as respects any insurance maintained by Sublessor and/or Master Lessor. Tenant shall deliver evidence of the coverage required hereunder (i) within seven (7) days after execution and delivery of this Sublease by Sublessor and Sublessee and (ii) within ten (10) days of the renewal date for each policy of insurance required hereunder.

    c. Pursuant to the terms of the Master Lease as provided in paragraph 25 of the Addendum thereto, Master Lessor is obligated to maintain certain insurance coverage with respect to certain perils and to maintain a certain level of liability coverage. Sublessor's sole obligation to Sublessee with respect to Master Lessor's obligations pursuant to said paragraph 25 shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor.

12.      DAMAGE OR DESTRUCTION.

    a.        MASTER LESSOR HAS OBLIGATION TO RESTORE.  If the Sublease
Premises are damaged or destroyed, Master Lessor has the obligation pursuant to paragraph 12 of the Master Lease to promptly and diligently repair the Premises unless Master Lessor has the right to terminate. If Master Lessor fails to perform its obligations pursuant to paragraph 12 of the Master Lease, Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor.

    b. TERMINATION OF MASTER LEASE. If the Master Lease terminates pursuant to paragraph 12 of the Master Lease, this

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Sublease shall terminate concurrently with the termination of the Master Lease.

    c. SUBLESSEE NOTICE; RIGHT TO TERMINATE. Within twenty (20) days following written request from Sublessor, Sublessee shall give notice to Sublessor in writing whether Sublessee agrees to continue this Sublease in effect if Master Lessor reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty. If Sublessee does not so agree to continue this Sublease in effect, then Sublessor may elect to terminate the Master Lease and this Sublease. If Sublessee agrees to continue this Sublease in effect as aforesaid, then Sublessor shall have no right to exercise its right to terminate the Master Lease or this Sublease. If (i) Master Lessor reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty, (ii) neither Master Lessor nor Sublessor have elected to terminate the Master Lease, and (iii) Sublessee agrees to continue this Sublease in effect notwithstanding the time to reconstruct, then this Sublease shall continue in effect, and Sublessee shall fulfill all of the obligations of Sublessor pursuant to the provisions of paragraph 12 of the Master Lease.

    d. LIMITED OBLIGATION TO REPAIR. Master Lessor's obligation, should Master Lessor elect or be obligated to repair or rebuild, shall be limited to replacing/restoring the building shell and Building systems so that the Building shell and Building systems as repaired and restored are comparable (in scope of improvements) to the Building shell and building systems which were in existence on the Master Lease Commencement Date. Master Lessor shall have no obligation to replace or restore the Tenant Improvements or any other alterations installed by Sublessor or Sublessee. If this Sublease has not been terminated, Sublessee shall be obligated to (i) with respect to those portions of the Premises which are damaged and were built-out for office use as of the Master Lease Commencement Date, either: (A) promptly buildout those portions with new tenant improvements approved by Master Lessor and Sublessor in accordance with EXHIBIT D to the Master Lease, and spend an amount equal to or greater than the Building Standard Improvements Allowance (defined below) on the build-out;

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(B) promptly build-out those portions with new tenant improvements approved by
Master Lessor and Sublessor in accordance with EXHIBIT D and spend an amount less than the Building Standard Improvement Allowance (in which case promptly upon completion of the Tenant Improvements, Sublessee shall pay to Sublessor the difference between the amount spent by Sublessee for new tenant improvements and the Building Standard Improvements Allowance); or (C) pay to Sublessor an amount equal to the Building Standard Improvements Allowance multiplied by the rentable square footage of the office space so affected; and (ii) with respect to those portions of the Premises which are damaged, but were not built out for office use as of the Commencement Date, either: (A) promptly construct new tenant improvements approved by Master Lessor and Sublessor in accordance with EXHIBIT D in the space so affected (and expend no less than the Tenant Improvement Allowance for the improvements); (B) promptly construct new tenant improvements approved by Master Lessor and Sublessor in accordance with EXHIBIT D, in the space so affected, expending less than the Tenant Improvement Allowance (in which case Tenant shall pay to Sublessor the difference between the amount expended and the Tenant Improvement Allowance promptly upon completion of the construction); or (C) pay to Sublessor an amount equal to the Tenant Improvement Allowance applicable to the affected space. Any payment by Tenant to Sublessor in accordance with subsections (i) (C) or (ii) (C) of the preceding sentence must be made upon the earlier of ten (10) days following Sublessee's receipt of insurance proceeds thereof, or ninety (90) days after the occurrence of the damage or destruction, or Sublessee shall be deemed to have elected to restore and rebuild the portions of the Premises which were damaged. As used herein, the term "Building Standard Improvements Allowance" shall have the meaning set forth in paragraph 12.c. of the Master Lease. Sublessee shall at its sole cost and expense restore all improvements made by Sublessee.

    e. ABATEMENT OF RENT. Rent under this Sublease shall abate to the same extent as the Rent owing by Sublessor under the Master Lease abates.

    f. DAMAGE NEAR END OF TERM. In addition to the rights to terminate specified in subparagraph 12.c. of this Sublease, either Sublessor or Sublessee shall have the right to cancel and

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terminate this Sublease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than four (4) months to repair) and made untenantable during the last twelve (12) months of the term of the Master Lease. Sublessor and Sublessee shall give notice of its election to terminate this Sublease under this subsection f. within thirty (30) days after Master Lessor or Sublessor determines that the damage or destruction would require more than four (4) months to repair. If either Master Lessor or Sublessor elect to terminate the Master Lease pursuant to paragraph 12.e. of the Master Lease, this Sublease shall terminate concurrently with the termination of the Master Lease. If neither Master Lessor nor Sublessor terminates the Master Lease and if either Sublessor or Sublessee elects to terminate this Sublease, the repair of the damage shall be governed by subsections 12.c. or 12.e., as the case may be.

    g.        INSURANCE PROCEEDS.  If this Sublease is terminated, Master
Lessor and Sublessor may each keep all their respective insurance proceeds resulting from the damage except for those proceeds, if any, which specifically insured Sublessee's personal property and trade fixtures which Sublessee has a right or obligation to remove upon the expiration of the Sublease term. Sublessor shall be entitled to receive from Sublessee the proceeds of insurance carried by Sublessee with respect to Tenant Improvements or other alterations installed in the Sublease Premises by Sublessor or at Sublessor's expense. To the extent that Sublessee has paid for any alterations regardless of whether the alterations may become the property of Sublessor upon termination of this Sublease, Sublessee shall receive any portion of the insurance proceeds payable with respect to the then unamortized cost (based on an 8 year, straight line, amortization schedule) for the applicable alterations, reduced by the amounts necessary to pay off any Equipment Lease or other lien against the applicable alteration, and the balance of the proceeds, if any, will be payable to Sublessor. With respect to those Alterations which Sublessee is obligated to remove at the end of the Sublease term which are the property of Sublessee, all proceeds shall be paid to Sublessee.

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    h.        UNINSURED CASUALTY.  If the Master Lease terminates pursuant to the provisions of paragraph 12.g. of the Master Lease, this Sublease shall terminate. Sublessor shall have no obligation to deposit funds with Master Lessor pursuant to said paragraph 12.g.; provided, however, if Sublessor and Sublessee have so agreed that Sublessee will provide the funds for deposit with Master Lessor in that amount which Sublessor is permitted to contribute to repairs in order to keep the Master Lease from terminating pursuant to paragraph 12.g., then upon Sublessee providing such funds, this Sublease shall continue in effect.

13. EMINENT DOMAIN. If all or any part of the premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Sublessee for the purpose for which they were leased, then Sublessee, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Sublease as of the date Sublessee is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Sublessee's use, then this Sublease shall be terminated as to the part taken or conveyed as of the date Sublessee surrenders possession; Master Lessor is obligated, at no cost or expenses to Sublessor or Sublessee, to restore the Premises (other than any Tenant Improvements) to a complete architectural unit of a design comparable to the design of the Premises (other than any Tenant Improvements or alterations) immediately prior to the condemnation, and the Rent shall be reduced based on any decrease in use to Sublessee of the Premises. All compensation awarded for the taking or conveyance shall be the property of Master Lessor and Sublessor, as there interests may appear, and Sublessee hereby assigns to Sublessor all its right, title and interest in and to the award, unless the governmental authority makes only one (1) award, and the award contains compensation for the value of moving expenses, Sublessee's personal property, trade fixtures and alterations (including the Tenant Improvements), in which case, subject to the rights of any mortgagee or beneficiary of a deed of trust holding a lien on the Property, Sublessee shall be entitled to the compensation paid for Sublessee's moving expenses, trade

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fixtures, personal property and the portion of the award attributable to the then unamortized cost of alterations and improvements constructed at Sublessee's expense (which are to be amortized on a straight line basis over the initial term of the Sublease). Sublessee shall have the right, however, to recover from the governmental authority, but not from Sublessor or Master Lessor, except as provided in the preceding sentence, such compensation as may be awarded to Sublessee on account of the interruption of Sublessee's business, moving and relocation expenses and removal of Sublessee's trade fixtures and personal property.

14. ASSIGNMENT AND SUBLETTING. Notwithstanding any provision of this Sublease to the contrary, if Sublessor consents to a sublet, Sublessee shall pay to Sublessor on a monthly basis as additional Rent, on the date Base Rent is due, an amount equal to fifty percent (50%) of the amount by which the rent payable to Sublessee ("Subrent") under the sublease exceeds the rent due for the applicable portion of the Premises after deducting from the Subrent (A) the reasonable out-of pocket costs incurred by Sublessee for brokerage commissions and tenant concessions (which concessions are not reflected in the reduced Subrent) and (B) the costs of any additional improvements constructed by Sublessee in connection with the sublease (amortized on a straight line basis over the term of the sublease).

15. ACCESS TO PREMISES. Master Lessor shall have the same right of access to the Premises as Sublessor.

16. SURRENDER AT END OF TERM. Sublessee shall surrender the Premises to Sublessor in its condition as of the Commencement Date, except for any alterations Sublessee is not required to remove, normal wear and tear, acts of God, damage, destruction (except to the extent Sublessee is obligated to restore the same under paragraph 12 of this Sublease) and eminent domain covered by the provisions of this Sublease. Sublessee shall remove from the premises all of Sublessee's personal property and trade fixtures and any alterations and improvements Sublessee is required to remove, and shall repair all damage caused by the removal. Sublessee shall indemnify Sublessor against all loss or liability resulting from delay by Sublessee in so surrendering the Premises,

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

including without limitation, any claims made by any succeeding tenant, losses to Sublessor due to lost opportunities to lease to a succeeding tenant, and attorneys' fees and costs. Sublessee shall have no obligation to remove any fixtures, Alterations or personal property placed or installed in the Premises prior to the Commencement Date hereof.

17.      PHASE I ENVIRONMENTAL REPORT; SUBLESSOR INDEMNITY RE: HAZARDOUS
MATERIALS.

    a. Sublessee may, at its own expense, obtain a Phase I environmental investigation report with respect to the Premises. Sublessor will endeavor to obtain and provide to Sublessee copies of environmental investigation reports referred to in paragraph 9.e. of the Master Lease.

    b. Sublessor shall indemnify, defend and hold Sublessee harmless from and against any claim, damage, loss, liability, cost or expense (including reasonable attorneys' fees) arising out of any spill or release of any Hazardous Materials (as defined in paragraph 9.d. of the Master Lease which has been incorporated by reference into this Sublease) on or about the Premises by Sublessor, its employees, agents or contractors during the period of time Sublessor or Khepri Pharmaceuticals, Inc. have occupied the Premises.

    c. Sublessor is entitled to indemnification from the Master Lessor as provided in paragraph 9.e. of the Master Lease. To the extent such indemnification may redound to the benefit of Sublessee, Sublessor agrees to cooperate with Sublessee to enforce such indemnity obligation against Master Lessor; provided, however, Sublessee shall pay any and all costs incurred by Sublessor or Sublessee in connection with the enforcement thereof for the benefit of Sublessee.

18. SIGNS. Master Lessor shall have the same approval rights with respect to signs as Sublessor.

19. HOLDING OVER. This Sublease shall terminate without further notice at the expiration of the Sublease term. Any holding over by Sublessee after expiration or sooner termination of this Lease


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

without the consent of Sublessor shall be construed to be a tenancy at sufferance. Rent for the Premises during any tenancy at sufferance, or if Sublessor shall have consented to Sublessee's holding over, shall be at a rate equal to 150% of the Base Rent for the last month of the term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, including, without limitation, those providing for Additional Rent.

20. BROKERS. For purposes of paragraph 29 of the Master Lease as incorporated into this Sublease, Cornish & Carry Commercial-Oncor International is the only broker to whom a commission is owing, which commission shall be paid by Sublessor.

21. NOTICES. All notices or demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

22. CONSENT OF MASTER LESSOR. This Sublease is contingent upon Sublessor obtaining the consent of the Master Lessor.

    IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the dates set forth below.

SUBLESSOR:

ARRIS PHARMACEUTICAL CORPORATION,
a Delaware corporation


By:  /s/ Daniel H. Petree
     ----------------------------

Its:     Exec. V.P.                      Date
     ----------------------------             ------------
385 Oyster Point Blvd., Suite 3

South San Francisco, CA  94080

SUBLESSEE:

FIBROGEN, INC.,
a Delaware corporation


By:  /s/ Thomas B. Neff                Date  23 Aug 96
    ----------------------------            -----------------
    Thomas B. Neff, President


260 Littlefield Avenue, Suite A
South San Francisco, CA  94080

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

                                     EXHIBIT "A"

THE FOLLOWING FIXTURES AND EQUIPMENT SHALL REMAIN WITH THE PREMISES AND SHALL BE SURRENDERED BY SUBLESSEE AT THE EXPIRATION OR EARLIER TERMINATION OF THE
SUBLEASE:

    Portable Class 100 Clean Rooms (2)
    Chemilox Boiler
    Chemical Fume Hoods (6)
    Cold Room
    DI Water System with R/O module
    Generator
    Casework

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